UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   March 16, 2015

Enzo Biochem, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)
527 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On March 16, 2015, Enzo Biochem, Inc. (the “Company”) said, acting upon advice of counsel, that it disagrees with the March 16, 2015 split 2-to-1 decision of the Court of Appeals sitting in panel for the Federal Circuit that reverses-in-part and vacates-in-part the judgment in Enzo’s favor that Applera Corp., now Life Technologies, Inc. (NASDAQ:LIFE), infringed Enzo’s patents covering pioneering technologies relating to compounds used in DNA sequencing systems to read the genetic code, and remands the case to the District Court as to whether the accused product infringes.

Enzo notes also that the Court’s partial vacatur and reversal of the judgment does not end the case, but remands the case back to the District Court to find whether the accused product infringes.

Enzo will request rehearing of that decision, both by the original panel and by the full en banc Court.  Enzo believes rehearing is warranted by the panel’s failure to give appropriate weight to fact findings, including facts found by the jury, consistent with a broader construction of the patent, as required by the Supreme Court’s recent decision in Teva Pharmaceuticals.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Enzo Biochem, Inc., dated March 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.
Date: March 16, 2015	By:	/s/ Barry W. Weiner
Barry W. Weiner
President